QVC, Inc. and Subsidiaries	Exhibit 21.1

Entity Name	Domicile
QVC, Inc.	DE
QVC China Licensing, Inc.	DE
California Voices, LLC	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
RQ Holdings Corp.	Nova Scotia
ER Development International, Inc.	PA
QVC Global Holdings II, Inc.	DE
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Global Holdings I, Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Distribution & Mktg., Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
RS Marks, Inc.	DE
GC Marks, Inc.	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Savor North Carolina, Inc.	NC
QVC Britain III, Inc.	DE
QVC China, Inc.	DE
QVC Deutschland GP, Inc.	DE
QVC International Ltd.	Bermuda
QVC International Ltd.	Bermuda
1227844 Ontario Ltd.	Ontario
QVC Germany I LLC	DE
QVC Handel LLC & Co. KG	Germany
iQVC GmbH	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Deutschland Holdings LLC	DE
QVC Grundstücksverwaltungs GmbH	Germany

QVC GV Real Estate GmbH & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC Management GmbH	Germany
QVC eProperty Management GmbH	Germany
QVC Studio GmbH	Germany
QVC UK Holdings Limited	Germany
QVC Britain I, LLC	DE
QVC Britain	UK
QVC Britain II, Inc.	DE
QVC Britain	UK
QVC UK	UK
QVC Iberia, S.L.	Spain
QVC Pension Trustee Limited	UK
QVC Properties Limited	UK
QVC Britain I Limited	UK
QVC UK	UK
QVC Japan, Inc.	Japan
QVC Satellite, Inc.	Japan
QVC Japan Services, LLC	DE
QVC Germany II LLC	DE
QVC Handel LLC & Co. KG	Germany
QVC International Management GP LLC	DE
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC Lux Holdings, LLC	DE
QVC France Holdings, S.a.r.l.	Luxembourg
QVC France SAS	France
QVC Brazil Holdings II S.a.r.l.	Luxembourg
QVC Mexico, Inc.	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC of Thailand, Inc.	DE
QVC San Antonio, LLC	TX
Innovative Retailing, Inc.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QDirect Ventures, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc.	DE
QVC Britain	UK
QVC Chesapeake, LLC	VA
QVC Delaware, Inc.	DE
QVC eProperty Management GmbH	Germany

QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
CNR Home Shopping Co., Ltd.	China
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC-QRT, Inc.	DE
QVC Realty, Inc.	PA
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH	Germany
QVC eService Inc. & Co. KG	Germany
QVC eProperty Management GmbH	Germany
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC Shop International, Inc.	DE
QVC STT Holdings, LLC	DE
Send the Trend, Inc.	DE
QVC St. Lucie, Inc.	FL
QVC Suffolk, LLC	VA
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
TOBH, Inc.	DE